As filed with the Securities and Exchange Commission on August 7, 2002
                                                           Registration No. 333-

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         ------------------------------

                          KRISPY KREME DOUGHNUTS, INC.
             (Exact name of registrant as specified in its charter)

              North Carolina                                 56-2169715
      (State or other jurisdiction of                     (I.R.S. Employer
      incorporation or organization)                   Identification Number)

           370 Knollwood Street
       Winston-Salem, North Carolina                            27103
  (Address of principal executive offices)                    (Zip Code)


                          KRISPY KREME DOUGHNUTS, INC.
                            2000 STOCK INCENTIVE PLAN
                              (Full title of plan)

                               Randy S. Casstevens
                            Chief Financial Officer,
                             Secretary and Treasurer
                          Krispy Kreme Doughnuts, Inc.
                              370 Knollwood Street
                       Winston-Salem, North Carolina 27103
                     (Name and address of agent for service)

                                 (336) 725-2981
          (Telephone number, including area code, of agent of service)

                         ------------------------------

                                    copy to:

                            Gerald S. Tanenbaum, Esq.
                             Cahill Gordon & Reindel
                                 80 Pine Street
                            New York, New York 10005
                                 (212) 701-3000

                         ------------------------------



                         CALCULATION OF REGISTRATION FEE
===============================================================================================================================
   Title of Securities to be      Amount to be       Proposed Maximum             Proposed Maximum             Amount of
           Registered              Registered    Offering Price Per Share (3) Aggregate Offering Price (3)   Registration Fee

-------------------------------------------------------------------------------------------------------------------------------
  Common stock, no par value     5,996,000               $33.565                    $201,255,740              $18,515.53
                                 shares(1)(2)
-------------------------------------------------------------------------------------------------------------------------------
  Preferred stock purchase       5,996,000                 N/A                          N/A                       N/A
  rights (4)                     rights (1)(2)
===============================================================================================================================


(1) This Registration Statement registers an additional 5,996,000 shares of common stock authorized for issuance under the registrant's 2000 Stock Incentive Plan, comprised of 5,500,00 shares of common stock approved for issuance at the registrant's annual meeting of shareholders held on June 5, 2002 and 496,000 shares of common stock originally authorized under the Krispy Kreme Doughnut Corporation 1998 Stock Option Plan.

(2) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers any additional securities to be offered or issued from stock splits, stock dividends or similar transactions.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the registrant's common stock, as reported on The New York Stock Exchange on August 6, 2002.

(4) A right to purchase a fraction of a share of the registrant's preferred stock is attached to each share of common stock.

================================================================================

                                EXPLANATORY NOTE

         Krispy Kreme Doughnuts, Inc. (the "Registrant") has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), to register an additional 5,996,000 shares of common stock authorized for issuance under the Registrant's 2000 Stock Incentive Plan, as amended (the "2000 Stock Incentive Plan"). A registration statement on Form S-8 (File No. 333-47326) was filed with the Securities and Exchange Commission (the "SEC") on October 4, 2000 covering the registration of 1,000,000 shares authorized for issuance under the 2000 Stock Incentive Plan (which, pursuant to Rule 416 under the Securities Act, increased to 4,000,000 shares upon the effectiveness of the Registrant's two-for-one stock splits effective March 19, 2001 and June 14, 2001). Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed to register an additional 5,996,000 shares under the 2000 Stock Incentive Plan, comprised of 5,500,000 shares of common stock approved for issuance at the Registrant's annual meeting of shareholders held on June 5, 2002 and 496,000 shares of common stock originally authorized under the Krispy Kreme Doughnut Corporation 1998 Stock Option Plan. Pursuant to such Instruction E, the contents of the registration statement on Form S-8 (File No. 333-47326) is incorporated herein by reference. The current registration of 5,996,000 shares will increase the number of shares registered under the 2000 Stock Incentive Plan from 4,000,000 shares to 9,996,000 shares.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

The Registrant hereby incorporates by reference in this Registration Statement the following documents previously filed with the SEC:

     (1) The description of the Registrant's common stock contained in the Registrant's Registration Statement on Form 8-A dated May 10, 2001 and any amendment or report filed for the purpose of updating such description;

     (2) The Registrant's annual report on Form 10-K for the fiscal year ended February 3, 2002;

     (3) The Registrant`s quarterly report on Form 10-Q for the three-month period ended May 5, 2002; and

     (4)  The Registrant's current reports on Form 8-K dated April 5, 2002.

All documents subsequently filed by the Registrant with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

Not applicable (the Registrant's common stock is registered under Section 12(b) of the Securities Exchange Act of 1934, as amended).

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the shares of the Registrant's common stock issuable under the Krispy Kreme Doughnuts, Inc. 2000 Stock Incentive Plan has been passed upon for the Registrant by Kilpatrick Stockton LLP, Winston-Salem, North Carolina.

ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Articles of Incorporation and Bylaws of Krispy Kreme Doughnuts, Inc. ("Krispy Kreme" or the "Company") provide that our directors and officers shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director or officer to the fullest extent permitted by North Carolina law. Under Section 55-8-51 of the North Carolina Business Corporation Act, we may indemnify a present or former director if he or she conducted himself or herself in good faith and reasonably believed, in the case of conduct in his or her official capacity, that his or her conduct was in Krispy Kreme's best interests. In all other cases, the director must have believed that his or her conduct was at least not opposed to our best interests. In the case of any criminal proceeding, the director must have had no reasonable cause to believe his or her conduct was unlawful. We may not indemnify a director in connection with a proceeding by or in the right of Krispy Kreme in which the director was adjudged liable to us or, in connection with any other proceeding, whether or not involving action in his or her official capacity, in which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her. Under North Carolina law, we may indemnify our officers to the same extent as our directors and to such further extent as is consistent with public policy. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Krispy Kreme pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. Krispy Kreme maintains directors' and officers' liability insurance against any actual or alleged error, misstatement, misleading statement, act, omission, neglect or breach of duty by any director or officer, excluding certain matters including fraudulent, dishonest or criminal acts or self-dealing.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not Applicable

ITEM 8.  EXHIBITS

The following exhibits are filed as part of this Registration Statement:

Exhibit No.         Description

     3.1  Amended Articles of Incorporation of the Registrant

     3.2  Amended and Restated Bylaws of the Registrant

     4.2 Rights Agreement between the Registrant and Branch Banking and Trust Company, as Rights Agent, dated as of January 18, 2000 (incorporated by reference to Exhibit 4.2 of the Registrant's Amendment No. 4 to the Registration Statement on Form S-1 (Commission File No. 333-92909), filed with the Commission on April 3, 2000)

     5 Opinion of Kilpatrick Stockton LLP regarding the legality of the securities being registered

     10.1 Krispy Kreme Doughnuts, Inc. 2000 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant's Registration Statement on Form S-8 (Commission File No. 333-47326), filed with the Commission on October 4, 2000)

     23.1 Consent of PricewaterhouseCoopers LLP, Independent Accountants

     23.3 Consent of Kilpatrick Stockton LLP (included in Exhibit 5)

     24 Powers of Attorney authorizing execution of Registration Statement on Form S-8 on behalf of certain directors of Registrant (included on signature pages to this Registration Statement)

ITEM 9. UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (a) to include any prospectus required by Section 10(a)(3) of the Securities Act;

          (b) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (c) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina, on this 7th day of August, 2002.

                             KRISPY KREME DOUGHNUTS, INC.



                             By:  /s/ Randy S. Casstevens
                                  ----------------------------------------------
                                  Name:  Randy S. Casstevens
                                  Title: Chief Financial Officer

Each person whose signature appears below in so signing also makes, constitutes and appoints Scott A. Livengood, John W. Tate and Randy S. Casstevens, and each of them acting alone, his true and lawful attorney-in-fact, with full power of substitution, for him in any and all amendments and post-effective amendments to this registration statement, and any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and all post-effective amendments thereto together with exhibits to any such registration statements or amendments and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or said attorney-in-fact's substitute or substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on August 7, 2002 by the following persons in the capacities indicated.


/s/ Scott A. Livengood         Chairman of the Board, President and Chief
------------------------       Executive Officer  (Principal Executive
Scott A. Livengood             Officer)

/s/ John N. McAleer            Vice Chairman of the Board of Directors and
------------------------       Executive Vice President, Concept
John N. McAleer                Development

/s/ Randy S. Casstevens        Chief Financial Officer  (Principal
------------------------       Financial and Accounting Officer)
Randy S. Casstevens

/s/ Frank E. Guthrie           Director
------------------------
Frank E. Guthrie

/s/ Mary Davis Holt            Director
------------------------
Mary Davis Holt

/s/ William T. Lynch           Director
------------------------
William T. Lynch

/s/ Joseph A. McAleer, Jr.     Director
------------------------
Joseph A. McAleer, Jr.

/s/ Robert L. McCoy            Director
------------------------
Robert L. McCoy

/s/ James H. Morgan            Director
------------------------
James H. Morgan

/s/ Steven D. Smith            Director
------------------------
Steven D. Smith

/s/ Robert L. Strickland       Director
------------------------
Robert L. Strickland

/s/ Togo D. West               Director
------------------------
Togo D. West

                                INDEX TO EXHIBITS


Exhibit No.         Description

     3.1  Amended Articles of Incorporation of the Registrant

     3.2  Amended and Restated Bylaws of the Registrant

     4.2 Rights Agreement between the Registrant and Branch Banking and Trust Company, as Rights Agent, dated as of January 18, 2000 (incorporated by reference to Exhibit 4.2 of the Registrant's Amendment No. 4 to the Registration Statement on Form S-1 (Commission File No. 333-92909), filed with the Commission on April 3, 2000)

     5 Opinion of Kilpatrick Stockton LLP regarding the legality of the securities being registered

     10.1 Krispy Kreme Doughnuts, Inc. 2000 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant's Registration Statement on Form S-8 (Commission File No. 333-47326), filed with the Commission on October 4, 2000)

     23.1 Consent of PricewaterhouseCoopers LLP, Independent Accountants

     23.3 Consent of Kilpatrick Stockton LLP (included in Exhibit 5)

     24 Powers of Attorney authorizing execution of Registration Statement on Form S-8 on behalf of certain directors of Registrant (included on signature pages to this Registration Statement)

                                                                     Exhibit 3.1


                              ARTICLES OF AMENDMENT
                                       OF
                          KRISPY KREME DOUGHNUTS, INC.


     Pursuant to Section 55-6-02 of the General Statutes of North Carolina, the undersigned Corporation hereby submits these Articles of Amendment for the purpose of amending its Articles of Incorporation:

     1. The name of the Corporation is Krispy Kreme Doughnuts, Inc.

     2. Article IV of the Articles of Incorporation is hereby amended to increase by 200,000,000 the number of authorized shares of the common stock, no par value, of the Corporation (the "Common Stock"). The total number of authorized shares of Common Stock after the increase is 300,000,000.

     3. The foregoing amendment was approved by the shareholders of the Corporation on June 5, 2002 in the manner prescribed by law.

     4. Article IV of the Articles of Incorporation is hereby further amended to increase by 2,000,000 the number of shares of preferred stock, no par value, of the Corporation (the "Preferred Stock") that is designated as "Series A Participating Cumulative Preferred Stock." Of the 10,000,000 shares of authorized and unissued Preferred Stock of the Corporation, the total number of shares of Preferred Stock that is designated as "Series A Participating Cumulative Preferred Stock" after the increase is 3,000,000.

     5 The foregoing amendment was adopted by the Board of Directors of the Corporation on March 6, 2002 in accordance with Section 55-6-02 of the General Statutes of North Carolina without shareholder action, which was not required.

     6. The foregoing amendments will become effective upon filing. This the 8th day of July, 2002.

                             KRISPY KREME DOUGHNUTS, INC.



                             By:  /s/ Frank Murphy
                                  ------------------------------------------
                                  Name:    Frank Murphy
                                  Title:   Executive Vice President,
                                           General Counsel, and Secretary

                              ARTICLES OF AMENDMENT
                                       OF
                          KRISPY KREME DOUGHNUTS, INC.

     Pursuant to Section 55-6-02 of the General Statutes of North Carolina, the undersigned Corporation hereby submits these Articles of Amendment for the purpose of amending its Articles of Incorporation:

     1. The name of the Corporation is Krispy Kreme Doughnuts, Inc.

     2. The following amendment to the Articles of Incorporation of the Corporation was adopted by the Board of Directors in the manner prescribed by law:

     Article IV is hereby amended and restated in its entirety as follows:

          "Article IV. The Corporation shall have the authority to issue not more than (a) 100,000,000 shares of common stock, no par value (`Common Stock') and (b) 10,000,000 shares of preferred stock, no par value (`Preferred Stock'). Of the 10,000,000 shares of authorized and unissued Preferred Stock of the Corporation, a series of Preferred Stock, no par value, of the Corporation, consisting of 1,000,000 shares, shall be designated and known as the `Series A Participating Cumulative Preferred Stock' of the Corporation.

          Holders of the Common Stock are entitled to the entire voting power, all distributions declared and all assets of the corporation upon dissolution, subject to the rights and preferences, if any, of the holders of Preferred Stock to such voting powers, dividends and assets upon dissolution pursuant to applicable law and the resolution or resolutions of the Board of Directors providing for the issue of one or more series of Preferred Stock.

          The designation, number of shares, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and qualifications, of the Series A Participating Cumulative Preferred Stock are as follows:

          Section 1. Designation and Number of Shares. The shares of such series shall be designated as `Series A Participating Cumulative Preferred Stock' (the `Series A Preferred Stock'), and the number of shares constituting such series shall be 1,000,000. Such number of shares of the Series A Preferred Stock may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares issuable upon exercise or conversion of outstanding rights, options or other securities issued by the Corporation.

          Section 2. Dividends and Distributions.

          (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends, if any, the holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable on the last day of March, June, September and December of each year (each such date being referred to herein as a `Quarterly Dividend Payment Date'), commencing on the first Quarterly Dividend Payment Date after the first issuance of any share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 and (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount (payable in kind) of all cash dividends or other distributions and 100 times the aggregate per share amount of all non-cash dividends or other distributions (other than (i) a dividend payable in shares of Common Stock, par value $.01 per share, of the Corporation (the `Common Stock') or (ii) a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise)), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. If the Corporation shall at any time after January 18, 2000 (the `Rights Declaration Date') declare or pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in Section 2(A) immediately after it declares a dividend or distribution on the Common Stock (other than as described in clauses (i) and (ii) of the first sentence of Section 2(A)); provided, however, that if no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date (or, with respect to the first Quarterly Dividend Payment Date, the period between the first issuance of any share or fraction of a share of Series A Preferred Stock and such first Quarterly Dividend Payment Date), a dividend of $1.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

          (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Stock, unless the date of issue of such shares is on or before the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue and be cumulative from the date of issue of such shares, or unless the date of issue is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and on or before such Quarterly Dividend Payment Date, in which case dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall not be more than 60 days prior to the date fixed for the payment thereof.

          Section 3. Voting Rights. In addition to any other voting rights required by law, the holders of shares of Series A Preferred Stock shall have the following voting rights:

          (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of shareholders of the Corporation. If the Corporation shall at any time after the Rights Declaration Date declare or pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B) Except as otherwise provided herein or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as a single class on all matters submitted to a vote of shareholders of the Corporation.

          (C) (i) If at any time dividends on any Series A Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon (whether or not consecutive), the occurrence of such contingency shall mark the beginning of a period (herein called a `default period') which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Series A Preferred Stock and any other series of Preferred Stock then entitled as a class to elect directors, voting together as a single class, irrespective of series, shall have the right to elect one Director.

          (ii) During any default period, such voting right of the holders of Series A Preferred Stock may be exercised initially at a special meeting called pursuant to Section 3(C)(iii) or at any annual meeting of shareholders, and thereafter at annual meetings of shareholders; provided, however, that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of 10% in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of holders of Common Stock shall not affect the exercise by holders of Preferred Stock of such voting right. At any meeting at which holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancy, if any, in the Board of Directors as may then exist up to one Director or, if such right is exercised at an annual meeting, to elect one Director. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Preferred Stock.

          (iii) Notwithstanding anything to the contrary contained in the Corporation's Articles of Incorporation or Bylaws, unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any shareholder(s) owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of holders of Preferred Stock, which meeting shall thereupon be called by the President, a Vice President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this Section 3(C)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any shareholder(s) owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series. Notwithstanding the provisions of this Section 3(C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of shareholders.

          (iv) In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect one Director voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in Section 3(C)(ii) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this Section 3(C) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

          (v) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the Articles of Incorporation or Bylaws irrespective of any increase made pursuant to the provisions of Section 3(C)(ii) (such number being subject, however, to change thereafter in any manner provided by law or in the Articles of Incorporation or Bylaws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

          (D) Except as otherwise provided herein, holders of Series A Preferred Stock shall have no special voting rights, and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

          Section 4. Certain Restrictions.

          (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on outstanding shares of Series A Preferred Stock shall have been paid in full, the Corporation shall not:

               (i) declare or pay dividends on, or make any other distributions on, any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

               (ii) declare or pay dividends on, or make any other distributions on, any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such other parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

               (iii) redeem, purchase or otherwise acquire for value any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock; provided, however, that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of stock of the Corporation ranking junior (as to dividends and upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

               (iv) redeem, purchase or otherwise acquire for value any shares of Series A Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of Series A Preferred Stock and all such other parity stock upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for value any shares of stock of the Corporation unless the Corporation could, under Section 4(A), purchase or otherwise acquire such shares at such time and in such manner. Section 5. Reacquired Shares. Any shares of Series A Preferred Stock redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock without designation as to series and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors as permitted by the Articles of Incorporation or as otherwise permitted under North Carolina law.

          Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $1.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment; provided, however, that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock, or (2) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such other parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. If the Corporation shall at any time after the Rights Declaration Date pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          Section 7. Consolidation or Merger. If the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash or any other property, then in any such case the shares of Series A Preferred Stock shall at the same time be similarly exchanged for or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash or any other property, as the case may be, into which or for which each share of Common Stock is exchanged or changed. If the Corporation shall at any time after the Rights Declaration Date pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          Section 8. No Redemption. The Series A Preferred Stock shall not be redeemable.

          Section 9. Rank. The Series A Preferred Stock shall rank junior (as to dividends and upon liquidation, dissolution and winding up) to all other series of the Corporation's preferred stock, except any series that specifically provides that such series shall rank junior to the Series A Preferred Stock.

          Section 10. Fractional Shares. Series A Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

          Section 11. Amendment. The Articles of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Preferred Stock, voting separately as a class."

     3. The foregoing amendment was adopted on the 18th day of January, 2000 by the Board of Directors of the Corporation in accordance with Section 55-6-02 of the General Statutes of North Carolina.

     4. The foregoing amendment will become effective at 12:01 a.m. on the date these Articles are filed with the Secretary of State of North Carolina.


This the 5th day of April, 2000.


                                 KRISPY KREME DOUGHNUTS, INC.



                                 By:  /s/ Scott A. Livengood
                                      ------------------------------------------
                                      Name:    Scott A. Livengood
                                      Title:   President

                            ARTICLES OF INCORPORATION
                                       OF
                          KRISPY KREME DOUGHNUTS, INC.


     The undersigned hereby submits these Articles of Incorporation for the purpose of forming a business corporation under and by virtue of the laws of the State of North Carolina:

                                   ARTICLE I.

     The name of the corporation is KRISPY KREME DOUGHNUTS, INC.

                                   ARTICLE II.

     The period of duration of the corporation is perpetual.

                                  ARTICLE III.

     The purposes for which the corporation is organized are to engage in any lawful act or activity for which corporations may be organized under Chapter 55 of the General Statutes of North Carolina, and nothing contained herein shall in any way limit or restrict or take away from this corporation the general powers granted to it under and by virtue of the provisions of Chapter 55 of the General Statutes of North Carolina and the several amendments thereto.

                                   ARTICLE IV.

     The corporation shall have the authority to issue not more than (a) 100,000,000 shares of common stock, no par value ("Common Stock"), and (b) 10,000,000 shares of preferred stock, no par value ("Preferred Stock").

     Holders of the Common Stock are entitled to the entire voting power, all distributions declared and all assets of the corporation upon dissolution, subject to the rights and preferences, if any, of the holders of Preferred Stock to such voting powers, dividends and assets upon dissolution pursuant to applicable law and the resolution or resolutions of the Board of Directors providing for the issue of one or more series of Preferred Stock.

     The Board of Directors is hereby expressly authorized to issue, at any time and from time to time, shares of Preferred Stock in one or more series. The number of shares within any such series shall be designated by the Board of Directors in one or more resolutions and the shares of each series so designated shall have such preferences with respect to the Common Stock and other series of Preferred Stock, and such other rights, restrictions or limitations with respect to voting, dividends, conversion, exchange, redemption and any other matters, as may be set forth in one or more resolutions adopted by the Board of Directors. If and to the extent required by law, the Board of Directors must file Articles of Amendment setting forth any designation, preferences, rights, restrictions or limitations of other series of Preferred Stock with the North Carolina Secretary of State prior to issuance of any shares of such series.

     The authority of the Board of Directors with respect to the establishment of each series of Preferred Stock shall include, without limiting the generality of the foregoing, determination of the following matters which may vary between series:

          (a) The distinctive designation of that series and the number of shares constituting that series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares of such series then outstanding) from time to time;

          (b) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, to payments of dividends on shares of that series;

          (c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

          (d) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provisions for adjustment of the conversion rate in such events as the Board of Directors shall determine;

          (e) Whether the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions;

          (f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

          (g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding-up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and

          (h) Any other relative preferences, rights, restrictions or limitations of that series, including but not limited to any obligations of the corporation to repurchase shares of the series upon specified events.

                                   ARTICLE V.

     The initial registered office of the corporation shall be located at 370 Knollwood Street, Winston-Salem, Forsyth County, North Carolina 27103, and the initial registered agent at such address shall be Stephen A. Johnson.

                                   ARTICLE VI.

     The number of directors of this corporation constituting the Board of Directors may be fixed by the bylaws.

                                  ARTICLE VII.

     In discharging the duties of their respective positions and in determining what is believed to be the best interests of the corporation, the Board of Directors, committees of the Board of Directors and individual directors, in addition to considering the effects of any action on the corporation or its shareholders, may consider the interests of the employees, customers, suppliers and creditors of the corporation and its subsidiaries, the communities in which offices of other establishments of the corporation and its subsidiaries are located, and all other factors the directors consider pertinent.

                                  ARTICLE VIII.

     No director of the corporation shall have personal liability arising out of an action whether by or in the right of the corporation or otherwise for monetary damages for breach of his or her duty as a director; provided, however, that the foregoing shall not limit or eliminate the personal liability of a director with respect to those acts, omissions, or transactions for which the personal liability of a director may not be limited or eliminated as set forth in North Carolina General Statute Section 55-2-02 as it is currently enacted or as it may be amended, modified or rewritten from time to time in the future or as otherwise set forth in the North Carolina General Statutes as they are currently or as they may be enacted, modified or rewritten from time to time in the future.

     Furthermore, notwithstanding the foregoing provision, in the event that
Section 55-2-02 or any other provision of the North Carolina General Statutes is amended, modified or rewritten to permit further limitation or elimination of the personal liability of the director, the personal liability of the corporation's directors shall be limited or eliminated to the fullest extent permitted by the applicable law.

     This Article shall not affect a charter or bylaw provision or contract or resolution of the corporation indemnifying or agreeing to indemnify a director against personal liability. Any repeal or modification of this Article shall not adversely affect any limitation hereunder on the personal liability of the director with respect to acts or omissions occurring prior to such repeal or modification.

                                   ARTICLE IX.

     The provisions of Article 9 and Article 9A of the North Carolina Business Corporation Act entitled "The North Carolina Shareholder Protection Act" and the "The North Carolina Control Share Acquisition Act", respectively, shall not be applicable to the corporation.

                                   ARTICLE X.

     The name and address of the incorporator are as follows: Stephen A. Johnson, 370 Knollwood Street, Winston-Salem, North Carolina 27103.

                                   ARTICLE XI.

     These Articles will be effective at 12:02 a.m. upon the date when filed.


This the 30th day of November, 1999.


                                     /s/ Stephen A. Johnson
                                     -------------------------------------------
                                     Stephen A. Johnson, Incorporator

                                                                     Exhibit 3.2



                           AMENDED AND RESTATED BYLAWS

                                       OF

                          KRISPY KREME DOUGHNUTS, INC.

                  * * * * * * * * * * * * * * * * * * * * * * *

                              ARTICLE I. - OFFICES

Section 1. Registered Office: The registered office of the corporation shall be at 370 Knollwood Street, Winston-Salem, North Carolina 27103.

Section 2. Principal Office: The principal office of the corporation shall be located at the same address as the registered office or such other place as may be designated by the Board of Directors.

Section 3. Other Offices: The corporation may have offices at such other places, either within or without the State of North Carolina, as the Board of Directors may from time to time determine, or as the affairs of the corporation may require.

                     ARTICLE II. - MEETINGS OF SHAREHOLDERS

Section 1. Place of Meetings: All meetings of shareholders shall be held at the registered office of the corporation, or at such other place, either within or without the State of North Carolina, as shall be designated in the notice of the meeting or agreed on by a majority of the shareholders entitled to vote thereat.

Section 2. Annual Meetings: (a) The annual meeting of shareholders shall be held at an hour to be fixed by the President on the third Tuesday in the fourth month after the end of the fiscal year of the corporation, if not a legal holiday, but if a legal holiday, then on the next secular day following which is not a legal holiday, or at such other time and date as may be established by the Board of Directors from time to time, for the purpose of electing directors of the corporation and for the transaction of such other business as may be properly brought before the meeting.

               (b) No business shall be transacted at an annual meeting of shareholders, except such business as shall be (i) specified in the notice of meeting given as provided in Article II, Section 5,
               (ii) otherwise brought before the meeting by or at the direction of the Board of Directors or (iii) otherwise brought before the meting by a shareholder of record entitled to vote at the meeting, in compliance with the procedures set forth in this
               Article II, Section 2(b).

For business to be brought before an annual meeting by a shareholder pursuant to
(iii) above, the shareholder must have given timely notice in writing to the Secretary of the Company. To be timely, a shareholder's notice must be delivered to, or mailed to and received at, the principal office of the corporation not less than forty days nor more than ninety days prior to the meeting. If less than fifty days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder will be timely if received by the Secretary of the Company not later than the close of business on the tenth day following the day on which such notice of the date of the meeting or such public disclosure was given or made. Notice of the date of the meeting shall be deemed to have been given by the corporation more than fifty days in advance of the annual meeting if the annual meeting is called on the date prescribed by Article II, Section 1 (i.e. the third Tuesday in the fourth month after the end of the fiscal year of the corporation, or if such date is a legal holiday, then on the next secular day following which is not a legal holiday), without regard to whether notice or public disclosure thereof is made. Notice of action to be brought before the annual meeting pursuant to (iii) above shall set forth as to each such matter the shareholder proposes to bring before the annual meeting (A) a brief description of the business desired to be brought before the annual meeting and the reasons for bringing such business before the annual meeting, (B) the name and address, as they appear on the corporation's books, of each shareholder proposing such business, (C) the classes and number of shares of the corporation that are owned of record and beneficially by each such shareholder, and (D) any material interest of such shareholders in such business other than any interest as a shareholder of the corporation. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the provisions set forth in this Article II, Section 2(b). If the chairman of the annual meeting determines that any business was not properly brought before the meeting in accordance with the provisions of these Bylaws, he shall so declare to the meeting and, to the extent permitted by law, any such business not properly brought before the meeting shall not be transacted.

Section 3. Substitute Annual Meeting: If the annual meeting shall not be held on the day designated by these bylaws, a substitute meeting may be called in accordance with the provisions of Section 4 of this Article. A meeting so called shall be designated and treated for all purposes as the annual meeting.

Section 4. Special Meetings: Special meetings of the shareholders may be called at any time by the President, Secretary or Board of Directors of the corporation.

Section 5. Notice of Meetings: Written or printed notice stating the time and place of the meeting shall be delivered not less than ten nor more than fifty days before the date thereof, either personally or by mail, by or at the direction of the Chairman, the President, the Secretary, or other person calling the meeting, to each shareholder of record entitled to vote at such meeting.

In the case of an annual or substitute annual meeting, the notice of meeting need not specifically state the business to be transacted thereat unless it is a matter, other than election of Directors, on which the vote of shareholders is expressly required by the provisions of the North Carolina Business Corporation Act. In the case of a special meeting, the notice of meeting shall specifically state the purpose or purposes for which the meeting is called.

When a meeting is adjourned for one hundred twenty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. When a meeting is adjourned for less than one hundred twenty days in any one adjournment, it is not necessary to give any notice of the adjourned meeting other than by announcement at the meeting at which the adjournment is taken.

Section 6. Voting Lists: After fixing the record date for a meeting, the Secretary of the corporation shall prepare an alphabetical list of the shareholders entitled to notice of such meeting or any adjournment thereof, arranged by voting group, class and series, with the address of and number of shares held by each. Such list shall be kept on file at the principal office of the corporation, or at a place identified in the meeting notice in the city where the meeting will be held, beginning two business days after notice of such meeting is given and continuing through the meeting, and on written demand shall be subject to inspection or copying by any shareholder, his agent or attorney at any time during regular business hours. This list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder during the whole time of the meeting.

Section 7. Quorum: The holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at meetings of shareholders. If there is no quorum at the opening of a meeting of shareholders, such meeting may be adjourned from time to time by the vote of a majority of the shares voting on the motion to adjourn; and, at any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting.

The shareholders at a meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 8. Voting of Shares: Each outstanding share having voting rights shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

Except in the election of Directors the vote of a majority of the shares voted on any matter at a meeting of shareholders at which a quorum is present shall be the act of the shareholders on that matter, unless the vote of a greater number is required by law. In the election of Directors those receiving the greatest number of votes shall be deemed elected even though not receiving a majority.

Voting on all matters shall be by voice vote or by a show of hands unless the holders of one tenth of the shares represented at the meeting shall, prior to the voting on any matter, demand a ballot vote on that particular matter. The election of directors is governed by Article III, Section 3.

Section 9. Informal Action by Shareholders: Any action which may be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the persons who would be entitled to vote upon such action at a meeting, and filed with the Secretary of the corporation to be kept in the Corporate Minute Book.

Section 10. Proxies: At all meetings of shareholders, shares may be voted either in person or by one or more agents authorized by a written proxy executed by the shareholder or his duly authorized attorney-in-fact. A telegram, cablegram, wireless message or photogram appearing to have been transmitted by a shareholder, or a photographic, photostatic or equivalent reproduction of a writing appointing one or more agents shall be deemed a written proxy within the meaning of this section.

                            ARTICLE III. - DIRECTORS

Section 1. General Powers: The business and affairs of the corporation shall be managed by the Board of Directors.

Section 2. Number, Term and Qualifications: (a) The number of Directors constituting the whole Board shall be not more than fifteen nor less than nine. The authorized number of Directors, within the limits above specified, shall be determined by the affirmative vote of a majority of the whole Board given at a regular or special meeting of the Board of Directors; provided that, if the number so determined is to be increased, or decreased, notice of the proposed increase or decrease shall be included in the notice of such meeting, or all of the Directors at the time in office be present at such meeting, or those not present at any time waive or have waived notice thereof in writing; and provided, further, that the number of Directors which shall constitute the whole Board shall not be less than nine nor shall it be reduced to a number less than the number of Directors then in office unless such reduction shall become effective only at and after the next ensuing meeting of shareholders for the election of Directors.

               (b) The directors of the corporation shall be divided into the following three classes: Class I, Class II and Class III. The number of directors in each class shall be as nearly equal in number as possible. Each initial director in Class I shall be elected to an initial term of one (1) year, each initial director in Class II shall be elected to an initial term of two (2) years and each initial director in Class III shall be elected to an initial term of three (3) years. Each director shall hold office until the election and qualification of his successor or his earlier death, resignation, retirement or removal from office. Upon the expiration of the initial term for each class of directors, the directors of each class shall be elected for a term of three (3) years. Directors need not be residents of the State of North Carolina or shareholders of the corporation.

Section 3.     Nomination and Election of Directors: Except as provided in
               Section 5 and Section 2 of this Article, the Directors shall be elected at the annual meeting of shareholders. If any shareholder so demands, election of Directors shall be by ballot.

Only persons who are nominated in accordance with the provisions set forth in these bylaws shall be eligible to be elected as directors at an annual or special meeting of shareholders. Nomination of election to the Board of Directors shall be made by or at the direction of the Board of Directors or a committee appointed thereby.

Nomination for election of any person to the Board of Directors may also be made by a shareholder entitled to vote on such election if written notice of the nomination of such person shall have been delivered to the Secretary of the corporation at the principal office of the corporation not less than forty days nor more than ninety days prior to the meeting. If less than fifty days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder will be timely if received by the Secretary of the Company not later than the close of business on the tenth day following the day on which such notice of the date of the meeting or such public disclosure was given or made. Notice of the date of the meeting shall be deemed to have give by the corporation more than fifty days in advance of the annual meeting if the annual meeting is called on the date prescribed by Article II, Section 1 (i.e. the third Tuesday in the fourth month after the end of the fiscal year of the corporation, or if such date is a legal holiday, then on the next secular day following which is not a legal holiday), without regard to whether notice or public disclosure thereof is made. Each such notice shall set forth: (i) the name and address of the shareholder who intends to make the nomination; (ii) a representation that such shareholder is a holder of record of shares of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) as to each person to be nominated (A) such person's name and address, employment history for the past five years, affiliations, if any, with the corporation and other corporations, the class and number of shares of the corporation that are owned of record or beneficially by such person and information concerning any transaction in such shares within the prior sixty days, whether such person has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) within the past five years and the details thereof, whether such person has been a party to any proceeding or subject to any judgment, decree or final order with respect to violations of federal or state securities laws within the past five years and the details thereof, and the details of any contract, arrangement, understanding or relationships with any person with respect to any securities of the corporation;
(B) such person's written consent to being named as a nominee and to serving as director if elected and (C) a description of all arrangements or understandings between the shareholder and each such nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder. The chairman of the meeting shall refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

Section 4. Removal: Directors may be removed from office only with cause by a vote of shareholders holding 66 2/3% of the outstanding shares entitled to vote at an election of Directors. If any Directors are so removed, new Directors may be elected at the same meeting.

Section 5. Vacancies: A vacancy occurring in the Board of Directors may be filled by a majority of the remaining Directors though less than a quorum, or by the sole remaining Director; but a vacancy created by an increase in the authorized number of Directors outside of the range specified in Section 2 of this Article shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose. The shareholders may elect a Director at any time to fill any vacancy not filled by the Directors.

Section 6. Compensation: The Board of Directors may compensate Directors for their services as such and may provide for the payment of all expenses incurred by the Directors in attending regular and special meetings of the Board.

                       ARTICLE IV. - MEETINGS OF DIRECTORS

Section 1. Regular Meetings A regular meeting of the Board of Directors shall be held immediately after, and at the same place as, the annual meeting of the shareholders. In addition, to the annual meeting of the Board of Directors, there shall be three regular meetings of the Board of Directors to be held at the offices of the corporation or at such other place as may be designated by the Chairman of the Board or the President in August and November (on the third Tuesday thereof after the closing of the corporation's previous fiscal month) and on the last Tuesday in January prior to close of each fiscal year. The Chairman of the Board may designate the time of the meetings.

Section 2. Special Meetings: Special meetings of the Board of Directors may be called by or at the request of the Chairman, President or any two Directors. Such meetings may be held within or without the State of North Carolina.

Section 3. Notice of Meetings: Regular meetings of the Board of Directors may be held without notice.

The person or persons calling a special meeting of the Board of Directors shall, at least two days before the meeting, give notice thereof by any usual means of communication. Such notice need not specify the purpose for which the meeting is called.

Attendance by a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called.

Section 4. Quorum: A majority of the Directors fixed by these bylaws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

Section 5. Manner of Acting: Except as otherwise provided in this section, the act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 6. Informal Action by Directors: Action taken by a majority of the Directors without a meeting is nevertheless Board action if written consent to the action in question is signed by all the Directors and filed with the minutes of the proceedings of the Board, whether done before or after the action so taken.

Section 7. Meeting by Telephone: Any one or more members of any such committee may participate in a meeting of the committee by means of a conference telephone or similar communications device which allows all persons participating in the meeting to hear each other and such participation in a meeting shall be deemed presence in person at such meeting.

                   ARTICLE V. - EXECUTIVE AND OTHER COMMITTEES

Section 1. Appointment: The Board of Directors, by resolution adopted by a majority of the number of Directors then in office, may designate from among its members an Executive Committee or one or more other committees, each consisting of two or more Directors. The designation of any such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility or liability imposed upon it or him by law.

Section 2. Authority: Any such committee shall have and exercise all authority of the Board of Directors in the management of the corporation except to the extent, if any, that such authority shall be limited by the resolution appointing such committee and except also to the extent limited by law.

Section 3. Tenure and Qualifications: Each member of any such committee shall hold office until the next regular annual meeting of the Board of Directors following his designation and until his successor is designated as a member of any such committee and is elected and qualified.

Section 4. Meetings: Regular meetings of any such committee may be held without notice at such time and place as such committee may fix from time to time by resolution. Special meetings of any such committee may be called by any member thereof upon not less than one day's notice stating the place, date and hour of such meeting, which notice may be written or oral, and if mailed, shall be deemed to be delivered when deposited in the United States mail addressed to any member of the Executive Committee at his business address. Any member of the Executive Committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof to attend in person. The notice of a meeting of the Executive Committee need not state the business proposed to be transacted at the meeting.

Section 5. Quorum: A majority of the members of any such committee shall constitute a quorum for the transaction of business at any meeting thereof, and actions of such committee must be authorized by the affirmative vote of a majority of the members present at the meeting at which a quorum is present.

Section 6. Informal Action: Action taken by a majority of the members of any such committee without meeting is nevertheless action of such committee if written consent to the action in question is signed by all of the members of such committee and filed with the minutes of the proceedings of the committee, whether done before or after the actions so taken.

Section 7. Removal: Any member of any such committee may be removed at any time with or without cause by resolution adopted by a majority of the Board of Directors.

Section 8. Vacancies: Any vacancy in any such committee may be filled by resolution adopted by a majority of the Board of Directors.

Section 9. Procedure: Any such committee shall elect a presiding officer from among its members and may fix its own rules of procedure which shall not be inconsistent with these bylaws. It shall keep regular minutes of its proceedings and report the same to the Board of Directors for its information at the meeting thereof held next after the proceedings shall have been taken.

Section 10. Meeting by Telephone: Any one or more members of any such committee may participate in a meeting of the committee by means of a conference telephone or similar communications device which allows all persons participating in the meeting to hear each other and such participation in a meeting shall be deemed presence in person at such meeting.

                             ARTICLE VI. - OFFICERS

Section 1. Number: The officers of the corporation shall consist of a President, a Secretary, a Treasurer, and such Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers as the Board of Directors may from time to time elect. Any two or more offices may be held by the same person, except the offices of President and Secretary may not be held by the same person.

Section 2. Election and Term: The officers of the corporation shall be selected by the Board of Directors. Such elections may be held at any regular or special meeting of the Board. Each officer shall hold office for a period of one year or until his death, resignation, retirement, removal, disqualification or his successor is elected and qualifies.

Section 3. Removal: Any officer or agent elected or appointed by the Board of Directors may be removed by the Board with or without cause; but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 4. President: The President, subject to the control of the Board of Directors, shall supervise and control the management of the corporation in accordance with these bylaws. He shall preside at all meetings of shareholders and directors. He shall sign, with any other proper officer, certificates for shares of the corporation and any deeds, mortgages, bonds, contracts, or other instruments which may be lawfully executed on behalf of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be delegated by the Board of Directors to some other officer or agent; and, in general, he shall perform such other duties as may be prescribed by the Board of Directors from time to time.

Section 5. Vice Presidents: The Executive Vice Presidents, Senior Vice Presidents, and Vice Presidents in the order of their election, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of that office. In addition, they shall perform such other duties and have such other powers as the Board of Directors shall prescribe.

Section 6. Secretary: The Secretary shall keep a correct record of all the proceedings of the meetings of the shareholders and Directors. He shall attend to the giving of notices, have custody of the corporate seal, and affix it to all instruments required to be executed under seal as authorized by the Board of Directors. He shall perform such other duties as are incident to the office of Secretary, and shall have such other powers and duties as may be conferred upon him by the Board of Directors.

Section 7. Treasurer: The Treasurer shall have charge of all the moneys and securities belonging to the corporation. He shall deposit said property with such banks as the Board of Directors shall designate and in the name of the corporation. He shall keep a record of all receipts and disbursements, and shall have charge of all records of the corporation relating to its finances. He shall perform such other duties as are incident to the office of Treasurer, and shall have such other powers and duties as may be conferred upon him by the Board of Directors.

Section 8.     Assistant Secretaries and Treasurers: The Assistant
               Secretaries and Assistant Treasurers shall, in the absence or disability of the Secretary or the Treasurer, respectively, perform the duties and exercise the powers of those offices, and they shall, in general, perform such other duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

Section 9. Bonds: The Board of Directors may by resolution require any or all officers, agents and employees of the corporation to give bond to the corporation, with sufficient sureties, conditioned on the faithful performance of the duties of their respective offices or positions, and to comply with such other conditions as may from time to time be required by the Board of Directors.

Section 10. Vacancies: A vacancy in any office because of death, resignation, removal, disqualification, or other reason, may be filled by the Board of Directors for the unexpired portion of the term.

                         ARTICLE VII. - INDEMNIFICATION

Section 1. Expenses and Liabilities: (a) Any person who at any time serves or has served (1) as a Director, officer, employee or agent of the corporation, (2) at the request of the corporation as a Director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, or (3) at the request of the corporation as a trustee or administrator under an employee benefit plan, shall have a right to be indemnified by the corporation to the fullest extent from time to time permitted by law against Liability and Expenses in any Proceeding (including without limitation a Proceeding brought by or on behalf of the corporation itself) arising out of his or her status as such or activities in any of the foregoing capacities or results from him being called as a witness at a time when he has not been made a named defendant or respondent to any Proceeding.

               (b) The Board of Directors of the corporation shall take all such action as may be necessary and appropriate to authorize the corporation to pay the indemnification required by this provision, including without limitation, to the extent needed, making a good faith evaluation of the manner in which the claimant for indemnity acted and of the reasonable amount of indemnity due him.

               (c) Any person who at any time serves or has served in any of the aforesaid capacities for or on behalf of the corporation shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the rights provided for herein. Any repeal or modification of these indemnification provisions shall not affect any rights or obligations existing at the time of such repeal or modification. The rights provided for herein shall inure to the benefit of the legal representatives of any such person and shall not be exclusive of any other rights to which such person may be entitled apart from this provision.

               (d) The rights granted herein shall not be limited by the provisions contained in Sections 55-8-51 through 55-8-56 of the North Carolina General Statutes or any successor to such statute.

Section 2. Advance Payment of Expenses: The Corporation shall (upon receipt of an undertaking by or on behalf of the Director, officer, employee or agent involved to repay the Expenses described herein unless it shall ultimately be determined that he or she is entitled to be indemnified by the corporation against such Expenses) pay Expenses incurred by such Director, officer, employee or agent in defending a Proceeding or appearing as a witness at a time when he or she has not been named as a defendant or a respondent with respect thereto in advance of the final disposition of such Proceeding.

Section 3. Insurance: The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a Director, officer, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust or other enterprise or as a trustee or administrator under an employee benefit plan against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability.

Section 4. Definitions: The following terms as used in this Article shall have the following meanings. "Proceeding" means any threatened, pending or completed action, suit, or proceeding and any appeal therein (and any inquiry or investigation that could lead to such action, suit, or proceeding), whether civil, criminal, administrative, investigative or arbitrative and whether formal or informal. "Expenses" means expenses of every kind, including counsel fees. "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), reasonable expenses incurred with respect to a Proceeding, and all reasonable expenses incurred in enforcing the indemnification rights provided herein. "Director" includes the estate or personal representative of a director. "Corporation" shall include any domestic or foreign predecessor of this corporation in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

                 ARTICLE VIII. - CONTRACTS, CHECKS AND DEPOSITS

Section 1. Contracts: The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument on behalf of the corporation and such authority may be general or confined to specific instances.

Section 2. Checks and Drafts: All checks, drafts or other orders for the payment of money issued in the name of the corporation shall be signed by such officer or officers, agent or agents, of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section 3. Deposits: All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such depositories as the Board of Directors shall direct.

           ARTICLE IX. - CERTIFICATES FOR SHARES AND TRANSFER THEREOF

Section 1. Certificates for Shares: Certificates representing shares of the corporation shall be issued, in such form as the Board of Directors shall determine, to every shareholder for the fully paid shares owned by him. These certificates shall be signed by the President or any Vice President, and the Secretary, Assistant Secretary, Treasurer or Assistant Treasurer. They shall be consecutively numbered or otherwise identified; and the name and address of the persons to whom they are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation.

Section 2. Transfer of Shares: Transfer of shares shall be made on the stock transfer books of the corporation only upon surrender of the certificates for the shares sought to be transferred by the record holder thereof or by his duly authorized agent, transferee or legal representative. All certificates surrendered for transfer shall be canceled before new certificates for the transferred shares shall be issued.

Section 3. Closing Transfer Books and Fixing Record Date: For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting.

In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such record date in any case to be not more than fifty days and, in case of a meeting of shareholders, not less than ten days immediately preceding the date on which the particular action, requiring such determination of shareholders, is to be taken.

If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

Section 4. Lost Certificates: The Board of Directors may authorize the issuance of a new certificate in place of a certificate claimed to have been lost or destroyed, upon receipt of an affidavit of such fact from the person claiming the loss or destruction. When authorizing such issuance of a new certificate, the Board may require the claimant to give the corporation a bond in said sum as it may direct to indemnify the corporation against loss from any claim with respect to the certificate claimed to have been lost or destroyed; or the Board may, by resolution reciting that the circumstances justify such action, authorize the issuance of a new certificate without requiring such a bond.

                         ARTICLE X. - GENERAL PROVISIONS

Section 1. Dividends: The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and by its charter.

Section 2. Seal: The seal shall be in the form of a circle with the name of the corporation and N.C. on the circumference and the word "SEAL" in the center as shown by the impress of the corporate seal on the margin of this section of the bylaws.

Section 3. Waiver of Notice: Whenever any notice is required to be given to any shareholder or Director under the provisions of the North Carolina Business Corporation Act or under the provisions of the charter or bylaws of this corporation a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

Section 4.     Fiscal Year: Unless otherwise ordered by the Board of
               Directors by action recorded in the minutes, the fiscal year of the corporation shall end on the Sunday in January closest to January 31.

Section 5. Amendments: Except as otherwise provided herein, these bylaws may be amended or repealed and new bylaws may be adopted by the affirmative vote of a majority of the

               Directors then holding office at any regular or special meeting of the Board of Directors.

The Board of Directors shall have no power to adopt a bylaw: (1) requiring more than a majority of the voting shares for a quorum at a meeting of shareholders or more than a majority of the votes cast to constitute action of the shareholders, except where higher percentages are required by law; or (2) providing for the management of the corporation other than by the Board of Directors or a committee thereof.

No bylaw adopted or amended by the shareholders shall be altered or repealed by the Board of Directors. Notwithstanding any provision contained in these Bylaws to the contrary, the affirmative vote of at least 66 2/3% of the outstanding shares of Common Stock of the corporation shall be required to amend or repeal the following provisions of these Bylaws: Article II, Section 2(b) (Annual Meetings); Article II, Section 4 (Special Meetings); Article II, Section 5 (Notice of Meetings); Article III, Section 2 (Directors - Number, Term and Qualifications); or Article III, Section 4 (Directors - Removal).

No alteration, amendment or rescission of a bylaw shall be voted upon unless notice thereof has been given in the notice of the meeting or unless all of the Directors of the corporation execute a written waiver of notice stating that action upon the bylaws is to be taken at the meeting, and the original of such waiver shall be recorded in the Minute Book.

                                                                       Exhibit 5


                       Opinion of Kilpatrick Stockton LLP

August 7, 2002

Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549

              Re:  Krispy Kreme Doughnuts, Inc. (the "Company")
                   Krispy Kreme Doughnuts, Inc. 2000 Stock Incentive Plan Registration Statement on Form S-8

Ladies and Gentlemen:

We have been requested to advise regarding the legality of up to 5,996,000 shares of common stock of the Company, no par value (together with the attached preferred stock purchase rights, the "Shares"), to be offered under the Krispy Kreme Doughnuts, Inc. 2000 Stock Incentive Plan (the "Plan").

As to matters of fact, we have examined and relied upon originals or copies certified to our satisfaction of such corporate records, certificates of corporate officers and certificates of public officials and have conducted such investigation as in our judgment is necessary or appropriate to enable us to render the opinion expressed below.

Based on and subject to the foregoing, we are of the opinion that 5,996,000 shares of Krispy Kreme Doughnuts, Inc. common stock, no par value, to which the Registration Statement referred to above relates, have been reserved for issuance pursuant to the Plan. All such reserved shares have been duly authorized and will be validly issued, fully paid and nonassessable when delivered against proper payment therefor in accordance with the terms of the Plan.

We hereby consent to the filing of a copy of this opinion with the Commission as an exhibit to the Registration Statement referred to above.


                                Very truly yours,

                                KILPATRICK STOCKTON LLP

                                                                    Exhibit 23.1


                       Consent Of Independent Accountants

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 8, 2002, except Note 21 for which the date is March 27, 2002, relating to the financial statements, which appears in the 2002 Annual Report to Shareholders of Krispy Kreme Doughnuts, Inc., which is incorporated by reference in Krispy Kreme Doughnuts, Inc.'s Annual Report on Form 10-K for the year ended February 3, 2002. We also consent to the incorporation by reference of our report dated March 8, 2002 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.


PricewaterhouseCoopers LLP
Greensboro, North Carolina
August 7, 2002